EXHIBIT 99.1

GEE Group Inc. to Ring NYSE Closing Bell

NAPERVILLE, IL / ACCESSWIRE / March 30, 2017 / GEE Group Inc. (NYSE MKT: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced that the Company will ring The Closing Bell televised live at the New York Stock Exchange on Monday, April 3rd, 2017 starting at 3:56pm ET. Members of the GEE Group executive management team and board of directors, investors and invited guests will gather on the podium to ring the NYSE bell during the ceremony.

Chairman and Chief Executive Officer of the Company, Derek Dewan, commented on the bell ringing, stating: “GEE Group is delighted to ring The Closing Bell on behalf of our dedicated employees, associates, customers and investors. We are celebrating our new name, GEE Group, which incorporates our specialty units focused on higher-margin professional staffing services and human resource solutions. GEE Group reached a milestone by almost doubling its fiscal year revenues in one year. Ringing The Closing Bell is a wonderful festivity that has a long history and rich tradition at the New York Stock Exchange. We are pleased to ring The Closing Bell in this historic building, and we are thrilled to take part in this bell ringing ceremony as we continue to grow the Company into an exceptional leader in the staffing industry.” Dewan continued, “We enjoy serving our clients and providing value-added human resource solutions while also providing our workers with premier employment opportunities where they can grow their skills and thrive.”

In addition to live television coverage of the ceremony, the New York Stock Exchange will stream The Closing Bell ringing on its website: https://livestream.com/NYSE. The bell ringing is scheduled for 3:56 - 4:00 p.m. ET. A video of the bell-ringing will also be archived on that same page after the livestream.

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting, and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Andrew J. Norstrud
813.803.8275
invest@genp.com

SOURCE: GEE Group Inc.

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